Exhibit 10.3

U. S. SECURITY AGREEMENT

By

NORCRAFT COMPANIES, L.P.,

as Borrower,

NORCRAFT INTERMEDIATE HOLDINGS, L.P.,

and

THE OTHER GUARANTORS PARTY HERETO,

as Guarantors

and

ROYAL BANK OF CANADA,

as Collateral Agent

Dated as of November 14, 2013

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ii

EXHIBIT 1	Form of Joinder Agreement
EXHIBIT 2	Form of Copyright Security Agreement
EXHIBIT 3	Form of Patent Security Agreement
EXHIBIT 4	Form of Trademark Security Agreement

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U.S. SECURITY AGREEMENT

This U.S. SECURITY AGREEMENT dated as of November 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by NORCRAFT COMPANIES, L.P., a Delaware limited partnership (the “Borrower”), and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the “Original Guarantors,” the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S :

A. The Borrower, the Collateral Agent and the lending institutions listed therein (the “Lenders”) have entered into that certain ABL Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the ABL Credit Agreement and any refinancing or replacement of the ABL Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor ABL Credit Agreement) dated as of the date hereof, among Borrower, NORCRAFT INTERMEDIATE HOLDINGS, L.P., a Delaware limited partnership (“Intermediate Holdings”), the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as swingline lender (in such capacity, “Swingline Lender”), as issuing bank, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and Collateral Agent for the Secured Parties (as defined therein).

B. Each Guarantor has, as of the date hereof, pursuant to the ABL Credit Agreement, unconditionally guaranteed the Secured Obligations.

C. The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the ABL Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

D. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

E. It is a condition to (i) the obligations of the Lenders to make the Loans under the ABL Credit Agreement and (ii) the performance of the obligations of the Secured Parties under Hedging Agreements that constitute Secured Obligations that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

F. The Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the ABL Secured Parties (as defined below) in respect of the Term Priority Collateral (as defined below) and the ABL Priority Collateral (as defined below) (and with respect to certain other matters as described therein). Accordingly, the parties hereto agree as follows:

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions

(a) Unless otherwise defined herein or in the ABL Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Security Entitlement”; “Securities Account”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the ABL Credit Agreement shall have the meanings given to them in the ABL Credit Agreement. Sections 1.03 and 1.05 of the ABL Credit Agreement shall apply herein mutatis mutandis.

(c) The following terms shall have the following meanings:

“ABL Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“ABL Priority Collateral” has the meaning assigned such term in the Intercreditor Agreement.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.1.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, any Deposit Account Control Agreement, any Securities Account Control Agreement and any Commodity Account Control Agreement.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 2 hereto.

“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and all sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Discharge of ABL Obligations” shall have the meaning assigned that term in the Intercreditor Agreement .

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Deposit Account” means, on any date of determination, (i) any Deposit Account for which all or substantially all of the funds on deposit are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, (ii) any Deposit Account that is a zero balance account, (iii) any Deposit Account that is a withholding and payroll tax, escrow, customs or other fiduciary account and (iv) (A) Deposit Accounts that have had a collective average daily balance for the preceding period of one month of no greater than $500,000 in the aggregate for all such Deposit Accounts excluded under this sub-clause (A) and (B) any individual Deposit Account that has had an average daily balance for the preceding period of one month of no greater than $50,000.

“Excluded Equity Interests” shall mean

(a) Equity Interests of any Person other than (1) the Borrower or (2) any material Wholly Owned Subsidiary directly owned by the Borrower or any Subsidiary Guarantor;

(b) more than 65% of the issued and outstanding Equity Interests of (x) each Subsidiary that is a Foreign Subsidiary (other than Norcraft Canada) that is directly owned by the Borrower or by any Subsidiary Guarantor and (y) each Subsidiary that is a Domestic Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor substantially all of the assets of which consist (directly or indirectly through disregarded entities) of Equity Interests in one or more Foreign Subsidiaries;

(c) any Equity Interests of any Person where the cost of obtaining a security interest in such Equity Interest would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Collateral Agent;

(d) any Equity Interests for which the creation or perfection of pledges of, or security interests in, would result in material adverse tax consequences to the Borrower, any direct or indirect parent of the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent;

(e) (x) Margin Stock and (y) Equity Interests in any Captive Insurance Subsidiary, non-for-profit Subsidiary or special purpose entity;

(f) any Equity Interest to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited or restricted by any applicable law, including any requirement to obtain the consent of any Governmental Authority or third party; and

(g) any Equity Interests to the extent that action would be required under the law of any non-U.S. jurisdiction to create or perfect a security interest in such Equity Interests; provided that the Equity Interests of Norcraft Canada shall not constitute “Excluded Equity Interests” to the extent actions may be required under the law of Canada or any province or territory thereof to create or perfect a security interest in such Equity Interests.

“Excluded Property” shall mean

(a) any right, title or interest of any Pledgor in, to or under (x) any permit or license issued by a Governmental Authority, (y) any state or local franchises, charters or authorizations to the extent such security interest is prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the UCC or other applicable law) or (z) any lease, license, contract or agreement, in each case, only to the extent and for so long as the creation by such Pledgor of a security interest in such permit, lease, license, franchise, charter, authorization, contract or agreement in favor of the Collateral Agent would result in a breach of the terms of, or constitute a default under, the terms of such permit, lease, license, franchise, charter, authorization contract, or agreement or any Requirement of Law applicable thereto (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or other applicable law or any other applicable law (including the Bankruptcy Code) or principles of equity),

(b) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or violate any other applicable law (or would require the approval, consent or authorization of any Governmental Authority), other than Proceeds thereof and Accounts derived therefrom, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(c) any property or asset to the extent that the grant of a security interest in such property or asset is prohibited or restricted by any applicable Requirement of Law or requires a consent of any Governmental Authority or any third party;

(d) any interest in real property other than fee interests and fee interest in real property if the fair market value of such fee interest is less than (i) for Real Property owned as of the Closing Date, $1,000,000 and (ii) for Real Property acquired thereafter, $2,000,000;

(e) any motor vehicles, aircraft or other assets that are subject to certificates of title;

(f) any assets as to which the Collateral Agent reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby;

(g) Letter of Credit Rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in Letter of Credit Rights, other than the filing of a UCC financing statement);

(h) Commercial Tort Claims where the amount of damages claimed by the applicable Loan Party is less than $500,000;

(i) any property or assets for which the creation or perfection of pledges of, or security interests in, would result in material adverse tax consequences to the Borrower, any direct or indirect parent of the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent;

(j) any intent-to-use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable federal law;

(k) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Collateral Agent;

(l) [reserved]; and

(m) Excluded Equity Interests;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (m) (unless such Proceeds, substitutions or replacements would specifically constitute Excluded Property referred to in clauses (a) through (m)).

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event,

shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.

“Lenders” shall have the meaning assigned to such term in Recital A hereof.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material to the business, results of operations, prospects or condition, financial or otherwise of the Pledgors taken as a whole.

“Mortgaged Property” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Perfection Certificate” shall mean that certain perfection certificate dated as of the Closing Date, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3(c) hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the ABL Credit Agreement or upon the request of the Collateral Agent.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Debt” shall have the meaning assigned to such term in Section 2.1.

“Pledged Equity” shall have the meaning assigned to such term in Section 2.1.

“Pledged Securities” shall mean the Pledged Equity and the Pledged Debt.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Security Entitlement.

“Security Interest” shall have the meaning assigned to such term in Section 3.1.

“Term Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Secured Parties” has the meaning assigned such term in the Intercreditor Agreement.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“ULC” means an issuer that is an unlimited company or unlimited liability company or any other incorporated entity whose shareholders or members have liability for obligations of the entity on winding up or in other circumstances.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.

“ULC Shares” means those Pledged Securities consisting of shares in the capital stock of any ULC.

SECTION 1.2 Interpretation. The rules of interpretation specified in the ABL Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

SECTION 1.3 Resolution of Drafting Ambiguities. Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Pledgors) shall not be employed in the interpretation hereof.

SECTION 1.4 Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.1 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each of the Pledgors hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:

(a) all Equity Interests held by it that are listed on Schedule 10(a) of the Perfection Certificate and any other Equity Interests in any material Wholly Owned Subsidiaries directly held in the future by such Pledgor and the certificates representing all such Equity Interests (if any) (the “Pledged Equity”); provided, that the Pledged Equity shall not include Excluded Equity Interests;

(b) (A) the debt securities owned by it and listed Schedule 11 to the Perfection Certificate, (B) any debt securities obtained in the future by such Pledgor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided, that the Pledged Debt shall not include any Excluded Property;

(c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.1;

(d) subject to Section 2.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(e) subject to Section 2.6, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and

(f) all Proceeds of any of the foregoing

(the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth, including the final paragraph of Section 3.1.

SECTION 2.2 Delivery of the Pledged Securities.

(a) Pledged Equity. Each Pledgor agrees that all Pledged Equity (i) to the extent certificated and to the extent existing and/or acquired on or prior to the date hereof has been delivered to the Collateral Agent and after the Refinancing, the Pledged Equity so delivered shall be possessed by the Term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties and (ii) to the extent acquired by any Pledgor after the date hereof, within thirty (30) days after any such acquisition (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) shall be delivered or caused to be delivered to the term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties.

(b) Each Pledgor agrees that all Pledged Debt (i) to the extent existing and/or acquired on or prior to the date hereof has been delivered to the Collateral Agent and after the Refinancing, the Pledged Debt so delivered shall be possessed by the Term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties and (ii) to the extent acquired by any Pledgor after the date hereof, within thirty (30) days after any such acquisition (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) shall be evidenced by a duly-executed promissory note and delivered or caused to be delivered to the Term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties; provided that, notwithstanding the foregoing, no Pledgor shall be required to cause any Pledged Debt to be evidenced by a duly executed promissory note and delivered to the Collateral Agent or Term Agent as gratuitous bailee for the Collateral Agent, as the case may be, except as set forth in Section 3.3(b)(i).

SECTION 2.3 Stock Powers. Upon delivery to the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent), any Pledged Securities shall be accompanied by stock or security powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent) and by such other instruments and documents as the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent) may reasonably request (other than instruments or documents governed by or requiring actions in any non-U.S. jurisdiction (other than Canada with respect to the Equity Interests of Norcraft Canada) related to Equity Interests of Foreign Subsidiaries).

SECTION 2.4 Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) As of the Closing Date, Schedule 10 to the Perfection Certificate includes all Equity Interests, debt securities and promissory notes held by each Pledgor as of the Closing Date and required to be pledged by such Pledgor hereunder;

(b) the Pledged Equity issued by the Borrower, each other Pledgor or their respective Subsidiaries have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable);

(c) except for the security interests granted hereunder, such Pledgor (i) is, subject to any transfers made in compliance with the ABL Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule 10 to the Perfection Certificate and all other Pledged Equity acquired after the Closing Date and on or prior to the date hereof and (ii) holds the same free and clear of all Liens, other than (A)(I) Liens created by the Security Documents and (II) subject to the Intercreditor Agreement , the Term Documents and (B) other Liens permitted pursuant to Section 6.02 of the ABL Credit Agreement;

(d) except for restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) the execution and performance by the Pledgors of this Agreement are within each Pledgor’s corporate powers and have been duly authorized by all necessary corporate action or other organizational action;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or be in full force and effect pursuant to the ABL Credit Agreement);

(g) by virtue of the execution and delivery by each Pledgor of this Agreement, and delivery of the Pledged Securities to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject to no prior Lien other than (i) in the case of all Secured Obligations, (A) nonconsensual Liens permitted by Section 6.02 of the ABL Credit Agreement and (B) Liens permitted by Section 6.02(p) of the ABL Credit Agreement to the extent junior in priority to the security interest granted hereunder and (ii) in the case of Secured Obligations arising after the Closing Date, all Liens permitted by Section 6.02(p) of the ABL Credit Agreement;

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby; and

(i) subject to the terms of this Agreement and to the extent permitted by applicable law, each Pledgor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Pledgor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the ABL Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Pledgor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.4) shall be deemed not to apply to such excluded assets.

SECTION 2.5 Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Pledgor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, (ii) such certificate bears a legend indicating such interest represented thereby is such a “security”, and (iii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2.2. Each Pledgor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Pledgor that constitutes Pledged Equity and that is not a “security” within the meaning of Article 8 of the UCC, such Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent) pursuant to Sections 2.2(a).

SECTION 2.6 Registration in Nominee Name; Denominations. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and,the Collateral Agent shall have given the Borrower prior or substantially concurrent written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent and each Pledgor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Pledgor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.

SECTION 2.7 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Borrower that the rights of the Pledgor under this Section 2.7 are being suspended:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Securities or any part thereof for any purposes not inconsistent with the terms hereof, the ABL Credit Agreement and the other Loan Documents.

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien created under this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the ABL Credit Agreement; provided, however, that any and all such non-cash Distributions consisting of rights or interests in the form of securities (to the extent constituting Pledged Collateral) shall be forthwith delivered to the Collateral Agent to hold as Pledged Securities and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within thirty (30) days after receipt thereof or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent as Pledged Securities in the same form as so received (with any necessary endorsement). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly (upon receipt of a written request and in any event no later than 30 days after the receipt of such request) deliver to each Pledgor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the ABL Credit Agreement.

(b) So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 2.7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 2.7(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default upon prior written notice by the Collateral Agent to the Borrower:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 2.7(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the Intercreditor Agreement ,

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 2.7(a)(ii) hereof shall immediately cease and the Collateral Agent shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions, subject to the Intercreditor Agreement . Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this clause (c)(ii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8.1.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 2.7(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 2.7(c)(ii) hereof.

(e) All Distributions constituting Collateral which are received by any Pledgor contrary to the provisions of Section 2.7(c)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly (and in any event within thirty (30) days or such longer period as the Collateral Agent may agree in its reasonable discretion) be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(f) Notwithstanding anything to the contrary herein, after all Events of Default have been cured or waived (i) each Pledgor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the it would otherwise be entitled to exercise pursuant to the terms of Section 2.7(a)(i) above, and the obligations of the Collateral Agent under Section 2.7(b) shall be reinstated and (ii) the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of Section 2.7(a)(ii), that remain in the account established pursuant to Section 2.7(c)(ii) and have not otherwise been applied (or designated for application) to the Secured Obligations, , and such Pledgor’s right to receive and retain any and all Distributions paid on or distributed (after all Events of Default have been cured or waived) in respect of the Pledged Securities shall be automatically reinstated.

SECTION 2.8 Defaults, etc. Each Pledgor represents that such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Pledged Securities is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 2.9 Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a) In the case of each Pledgor which is an issuer of Pledged Securities, such Pledgor agrees to be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

SECTION 2.10 ULC Shares.1

(a) Notwithstanding any provisions to the contrary contained in this Agreement, each Pledgor who has pledged and granted a security interest hereunder in ULC Shares is the sole registered and beneficial owner of all Pledged Securities which are ULC Shares and, except to the extent otherwise permitted under the ABL Credit Agreement, will remain so until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent or any other person on the books and records of the issuer of such ULC Shares. Nothing in this Agreement, or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Collateral Agent or any Secured Party or any person other than the applicable Pledgor, a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to the applicable Pledgor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent or any Secured Party or such other person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any Secured Party as a member or a

[1]	Subject to Canadian counsel review.

shareholder of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b) Notwithstanding any provisions to the contrary contained in this Agreement, where a Pledgor is the registered owner of ULC Shares which are Pledged Collateral, except to the extent otherwise permitted under the ABL Credit Agreement, such Pledgor will remain the registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent or any Secured Party or any other person on the books and records of such ULC. Accordingly, the Pledgor of ULC Shares shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except insofar as the dividend or other distribution may become subject to a security interest pursuant hereto) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the ULC to the same extent as the Pledgor would if such ULC Shares were not pledged pursuant hereto.

(c) Notwithstanding any provisions to the contrary contained in this Agreement, the ABL Credit Agreement or any other document or agreement among all or some of the parties hereto, except upon the exercise of rights to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement the Pledgor of ULC Shares shall not cause or permit, or enable any ULC in which it holds ULC Shares to cause or permit, the Collateral Agent or any Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favor in the share register of such ULC; (c) be held out as a shareholder or member of the ULC; (d) be paid, directly or indirectly, any dividends, property or other distributions from the ULC by reason of the Secured Party holding a security interest in the ULC Shares; or (e) act as a shareholder or member of the ULC, or exercise any rights of a shareholder or member, including the right to attend a meeting of shareholders or members, or to vote the ULC Shares.

ARTICLE III

SECURITY INTEREST IN PERSONAL PROPERTY

SECTION 3.1 Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest (the “Security Interest”) in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Equipment, Goods, Inventory and Fixtures;

(iii) all Documents, Instruments and Chattel Paper;

(iv) all Letter-of-Credit Rights, but only to the extent constituting a supporting obligation for other Article 9 Collateral as to which perfection of security interests in such Article 9 Collateral is accomplished by the filing of a UCC financing statement;

(v) all Investment Property;

(vi) all Intellectual Property Collateral;

(vii) the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(viii) all General Intangibles;

(ix) all Money and all Deposit Accounts;

(x) all Supporting Obligations;

(xi) all books and records relating to the Article 9 Collateral; and

(xii) to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above or in any other provision of any Loan Document, (i) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property (ii) subject to the Intercreditor Agreement and the execution and delivery of any Control Agreements explicitly required by the terms of Section 3.3(b)(ii) and 3.3(b)(iii), as applicable, hereof, no actions shall be required to perfect the security interests hereunder through “control”, (iii) other than in expressly required pursuant to Sections 2.2(b) and 3.3(b), delivery to the Collateral Agent to be held in its possession, Collateral consisting of Instruments and (iv) (A) no Pledgor shall be required to complete any filings or other action with respect to the perfection of the security interests created hereby and (B) no actions shall be required of any Pledgor to create any security interest in its property, under the law of any jurisdiction other than the United States or any State thereof, except (in the case of this clause (B)) to the extent necessary to reflect the designation of any Excluded Subsidiary as a Subsidiary Guarantor by the Borrower in accordance with Section 5.10(d) of the ABL Credit Agreement or except as otherwise agreed in writing by the Borrower.

SECTION 3.2 Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC and the PPSA (or any similar legislation or other applicable law) of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Article 9 Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Article 9 Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Article 9 Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Collateral Agent to make filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

SECTION 3.3 Perfection; Supplements; Further Assurances; Use of Article 9 Collateral

(a) Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that, as of the date such information is dated or certified, or is required to have been delivered, all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Article 9 Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate. Except as otherwise provided in Section 8.4 and subject to the Intercreditor Agreement , each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Article 9 Collateral as a perfected first priority security interest subject only to Permitted Collateral Liens.

(b) Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense and subject to the Intercreditor Agreement , to take the following actions with respect to the following Article 9 Collateral:

(i) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Article 9 Collateral, in the aggregate for all Pledgors in excess of $500,000, are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate in excess of the forgoing amount having an individual amount payable in excess of $50,000 has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Article 9 Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors and having an individual amount payable in excess of $50,000, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty (30) days after receipt thereof or such longer period as the Collateral Agent may agree in its discretion) pledge and, subject to the Intercreditor Agreement , deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(ii) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each such Deposit Account, which security interest shall (other than with respect to Excluded Deposit Accounts and subject to the Intercreditor Agreement ) be perfected by Control before the day that is ninety (90) calendar days after the occurrence of the Closing Date (or such later time as the Collateral Agent may in its discretion agree). No Pledgor shall hereafter establish and maintain any Deposit Account (other than Excluded Deposit Accounts) unless it shall have given the Collateral Agent 30 days prior written notice (or such lesser notice period as the Collateral Agent may agree to in its discretion) of its intention to establish such new Deposit Account and such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account; provided that, in the case of any Deposit Account (other than Excluded Deposit Accounts) acquired by any Pledgor pursuant to a Permitted Acquisition, the security interest of the Collateral Agent therein shall not be required to be perfected by Control before the day that is ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or such later time as the Collateral Agent may in its discretion agree). The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account except in accordance with Section 2.21(c) of the ABL Credit Agreement. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Bank in accordance with Section 2.21(c) of the ABL Credit Agreement exercising its Control over any Deposit Account such Pledgor shall not give any instructions or orders with respect to such Deposit Account, including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Pledgor shall grant Control of any Deposit Account to any person other than (x) the Collateral Agent and (y) any “Agent” party to the Intercreditor Agreement (as such term is defined in the Intercreditor Agreement ).

(iii) Investment Property. Except to the extent otherwise provided in Article II, if any Pledgor shall at any time (beginning on the day that is ninety (90) calendar days after the occurrence of the Closing Date (or such later time as the Collateral Agent may in its discretion agree)) hold or acquire any certificated securities constituting Investment Property, in the aggregate for all Pledgors in excess of $500,000 and for each such certificated security in excess of such amount having an individual value in excess of $50,000, such Pledgor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent (or to the Term Agent as gratuitous bailee in accordance with the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent; provided that, in the case of any Securities Account (other than Securities Accounts for which the Securities Intermediary is the Bank) acquired by any Pledgor pursuant to a Permitted Acquisition, the security interest of the Collateral Agent therein shall not be required to be perfected by Control before the day that is ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or such later time as the Collateral Agent may in its discretion agree). As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of, the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, any Pledgor or any other Person.

(iv) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim where the amount of damages claimed by the Pledgor is equal to or in excess of $500,000, such Pledgor shall within 30 days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the end of the fiscal quarter in which such complaint was filed, notify the Collateral Agent in a writing signed by such Pledgor, provide supplements to Schedule 13 describing the details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(c) Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of Section 5.10(b) of the ABL Credit Agreement, (a) to execute and deliver to the

Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 1 hereto and (ii) a Perfection Certificate and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Pledgor hereunder.

(d) Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the Security Interest and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s Security Interest or permit the Collateral Agent to exercise and enforce its rights, powers and remedies created hereby, including the filing of financing statements, financing change statement or continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the Security Interest all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required in the United States by the law of the United States and the States thereto to perfect, continue and maintain the validity, enforceability and priority of the Security Interest and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral, including the execution and delivery of Control Agreements. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Collateral, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, Control Agreements and other assurances or instruments as the Collateral Agent shall reasonably request, subject to the terms of this Agreement and the other Loan Documents. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost of the Pledgors.

SECTION 3.4 Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

(a) Title. Except for the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Article 9 Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Article 9 Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, other than Permitted Collateral Liens, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties for their intended purposes.

(b) Validity of Security Interest. The security interest in and Lien on the Article 9 Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Secured Obligations and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Article 9 Collateral. The Security Interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Article 9 Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Article 9 Collateral except for Permitted Collateral Liens.

(c) Defense of Claims. Each Pledgor shall, at its own cost and expense, take any and all commercially reasonable actions necessary (in the judgment of such Pledgor) to defend title to the Article 9 Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens; provided that, nothing in this Agreement shall prevent any Pledgor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Pledgor to be desirable in the conduct of its business or (y) permitted by the ABL Credit Agreement.

(d) Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Article 9 Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Article 9 Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

(e) Chief Executive Office; Change of Name; Jurisdiction of Organization. The Borrower agrees not to effect any change (i)(w) in any Pledgor’s legal name, (x) in the location of any Pledgor’s chief executive office, (y) in any Pledgor’s identity or organizational structure, or (z) in any Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any, unless, in the case of each of the preceding clauses (i)(w) through (i)(z), and it shall give the Collateral Agent and Administrative Agent written notice within 5 days after such change, or such greater notice period agreed to by Collateral Agent, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request, or (ii) in any Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction) and until, in the case of the preceding clause (ii), it shall have given Collateral Agent and Administrative Agent not less than 15 days’ prior written notice, or such lesser notice period agreed to by Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request. In the case of each of clauses (i) and (ii) in the immediately preceding sentence, each applicable Pledgor shall take all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Pledgor agrees to promptly provide Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. If any Pledgor fails to provide notice to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Article 9 Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

(f) Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

(g) Article 9 Collateral. As of the date such information is dated or certified, or is required to have been delivered, all information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Article 9 Collateral, is accurate and complete in all material respects. The Article 9 Collateral described on the schedules to the Perfection Certificate constitutes all material property of such type of Article 9 Collateral owned or held by the Pledgors, as of the date such information is dated or certified, or is required to have been delivered.

(h) Insurance. In the event that the Net Cash Proceeds of any insurance claim constituting Collateral are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and promptly after receipt thereof shall be paid to the Collateral Agent for application in accordance with Section 8.02 of the ABL Credit Agreement.

(i) Location of Inventory. It shall not move any Inventory to any leased location, other than any leased location that is listed in the relevant Schedules to the Perfection Certificate, unless with respect to any such location, a bailee letter or Landlord Access Agreement have been obtained or Rent Reserves established (unless not otherwise required under Section 2.20(b)(ii) of the ABL Credit Agreement); provided that in no event shall any Inventory be moved to any location outside of the United States or Canada.

(j) Investment Property. (i) As of the date hereof, except as set forth in the Perfection Certificate, no Pledgor has any Securities Accounts or Commodity Accounts. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent 30 days prior written notice (or such lesser notice period as the Collateral Agent may agree in its discretion) of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be (it being understood and agreed that perfection by Control of any Securities Account or Commodity Account shall not be required before the day that is ninety (90) calendar days after the occurrence of the Closing Date or, in the case of any Securities Account or Commodity Account acquired by any Pledgor pursuant to any Permitted Acquisition, ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or, in each case, such later time as the Collateral Agent may in its discretion agree)). No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent or subject to the terms of the Intercreditor Agreement, another “Agent” under the Intercreditor Agreement.

ARTICLE IV

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 4.1 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VI hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided, however, that nothing in this Section 4.1 shall require Pledgors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the ABL Credit Agreement, with respect to such property (in each case after giving effect to anti-assignment provisions of the UCC and other applicable law); provided, further, that nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property Collateral above and beyond (x) the rights to such Intellectual Property Collateral that each Pledgor has reserved for itself and (y) in the case of Intellectual Property Collateral that is licensed to any such Pledgor by a third party, the extent to which such Pledgor has the right to grant a sublicense to such Intellectual Property Collateral hereunder (in each case after giving effect to anti-assignment provisions of the UCC and other applicable law)). For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default; provided that such license is a present grant. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 7 of this Agreement with respect to Intellectual Property Collateral contained in the Article 9 Collateral.

SECTION 4.2 Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may reasonably be expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or otherwise not prohibited by the ABL Credit Agreement, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent (which shall not be unreasonably withheld, conditioned or delayed), (vi) diligently keep adequate records respecting all Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request, which request, unless an Event of Default has occurred and is continuing, or a Material Adverse Effect has occurred, shall occur no more often than once every three months. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Loan Document prevents or shall be deemed to prevent any Pledgor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property Collateral to the extent permitted by the ABL Credit Agreement if such Pledgor determines in its reasonable business judgment that such disposition or discontinuance is desirable in the conduct of its business or no longer used or useful in such Pledgor’s business.

SECTION 4.3 After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, except to the extent constituting Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii), except to the extent constituting Excluded Property, shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above, except to the extent constituting Excluded Property, by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection Certificate to include any such Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

SECTION 4.4 Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 4.4 in accordance with Section 10.03 of the ABL Credit Agreement.

ARTICLE V

TRANSFERS

SECTION 5.1 Transfers of Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by the ABL Credit Agreement.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 6.1 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense reasonably complete records of each Receivable, in a manner consistent with prudent business practice. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of a Cash Dominion Period, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of a Cash Dominion Period, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 6.2 Legend. Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall legend, promptly following the written request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 6.3 Modification of Terms, etc. No Pledgor shall, without the prior written consent of the Collateral Agent, rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice or as would not reasonably be expected to result in a Material Adverse Effect, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or as would not reasonably be expected to result in a Material Adverse Effect or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice or as would not reasonably be expected to result in a Material Adverse Effect. Each Pledgor shall make commercially reasonable efforts to timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

SECTION 6.4 Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and out-of-pocket expenses (including reasonable attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VII

REMEDIES

SECTION 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, subject to the Intercreditor Agreement , the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, upon the written request of the Collateral Agent, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than five (5) Business Days after receipt thereof) pay such amounts to the Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at a place and time to be designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 7.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Secured Obligations as provided in Article VII hereof;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article VII hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under all applicable law, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 7.2 below, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 7.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, ten (10) days prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 7.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation or stay now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 7.4 Certain Sales of Pledged Securities.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be

compelled, with respect to any sale of all or any part of the Pledged Securities, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Pledged Securities or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Securities or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Securities or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Pledged Securities or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 7.5 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 7.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within ten (10) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

ARTICLE VIII

APPLICATION OF PROCEEDS

SECTION 8.1 Application of Proceeds. Subject to the Intercreditor Agreement , the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with Section 8.02 of the ABL Credit Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Concerning Collateral Agent.

(a) The Collateral Agent has been appointed as collateral agent pursuant to the ABL Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the ABL Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the ABL Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the ABL Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

(c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control.

SECTION 9.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreement , if at any time an Event of Default shall have occurred and be continuing, any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, upon written notice to the Borrower, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the ABL Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.03 of the ABL Credit Agreement. Neither the provisions of this Section 9.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default (if applicable). Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time, subject to the Intercreditor Agreement , upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the ABL Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the ABL Credit

Agreement and, in the case of a Secured Party that is a party to a Hedging Agreement (solely to the extent the Hedging Obligations arising thereunder constitute Secured Obligations), such Hedging Agreement. Each of the Pledgors agrees that its obligations hereunder and the Security Interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 9.4 Termination; Release. (a) When all the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) have been paid in full and the Commitments of the Lenders to make any Loan under the ABL Credit Agreement shall have expired or been sooner terminated in accordance with the provisions of the ABL Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the ABL Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments that any Pledgor shall reasonably request (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(b) A Pledgor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the ABL Credit Agreement as a result of which such Pledgor ceases to be a Subsidiary of the Borrower in accordance and in compliance with the terms of the ABL Credit Agreement.

(c) Upon any sale or transfer by any Pledgor of any Collateral that is permitted under the ABL Credit Agreement (other than a sale or transfer to another Loan Party in accordance and in compliance with the terms of the ABL Credit Agreement), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the ABL Credit Agreement, the security interest in such Collateral shall be automatically released.

SECTION 9.5 Modification in Writing. Subject to the Intercreditor Agreement , no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the ABL Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 9.6 Notices. Unless otherwise provided herein or in the ABL Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the ABL Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the ABL Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the ABL Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

SECTION 9.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.09 and 10.10 of the ABL Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 9.8 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 9.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 9.11 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 9.12 No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the ABL Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder. The obligations of each Pledgor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the ABL Credit Agreement and the other Loan Documents.

SECTION 9.13 Obligations Absolute. Except as set forth in Section 9.4, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the ABL Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the ABL Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the ABL Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 9.14 Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Loan Document are subject to the provisions of the Intercreditor Agreement . In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and agrees that no Pledgor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement .

(b) Subject to the foregoing, (i) to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, Term Priority Collateral to be granted to the Collateral Agent at any time prior to the Discharge of Term Obligations, then delivery of such Term Priority Collateral (or control with respect thereto, (and any related approval or consent rights)) shall instead be granted to the Term Agent, to be held in accordance with the Term Documents and subject to the Intercreditor Agreement and (ii) any provision of this Agreement (or any other Loan Documents) requiring Pledgors to name the Collateral Agent as an additional insured or a loss payee under any insurance policy or a beneficiary of any letter of credit, such requirement shall have been complied with if any such insurance policy or letter of credit also names the Term Agent as an additional insured, loss payee or beneficiary, as the case may be, in each case pursuant and subject to the terms of the Intercreditor Agreement.

(c) Furthermore, at all times prior to the Discharge of Term Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of Term Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the Term Agent.

(d) Notwithstanding anything to the contrary herein but subject to the Intercreditor Agreement , in the event the Term Documents provide for the grant of a security interest or pledge over the assets of any Pledgor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Pledgor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the Term Documents and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.

(e) Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Pledgor and the Collateral Agent shall remain in full force and effect in accordance with its terms.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

NORCRAFT COMPANIES, L.P.,
as Pledgor

	By:	NORCRAFT GP, L.L.C.,
its General Partner

By:	/Leigh Ginter/
	Name:	Leigh Ginter
	Title:	Secretary and Chief Financial Officer

NORCRAFT INTERMEDIATE HOLDINGS, L.P.
NORCRAFT FINANCE CORP., each as Pledgor

By:	/Leigh Ginter/
	Name:	Leigh Ginter
	Title:	Secretary and Treasurer

ROYAL BANK OF CANADA,
as Collateral Agent

By:	/Yvonne Brazier/
	Name:	Yvonne Brazier
	Title:	Manager, Agency

EXHIBIT 1

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to the U.S. Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of November 14, 2013, made by NORCRAFT COMPANIES, L.P., a Delaware limited partnership (the “Borrower”), the Guarantors party thereto and ROYAL BANK OF CANADA, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Pledgor”), pursuant to Section 3.3(c) of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the ABL Credit Agreement to the same extent that it would have been bound if it had been a signatory to the ABL Credit Agreement on the execution date of the ABL Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article III of the ABL Credit Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement and the ABL Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the ABL Credit Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 2

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of November 14, 2013, by NORCRAFT COMPANIES, L.P., a Delaware limited partnership, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a U.S. Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the ABL Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as FOLLOWS:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a) registered Copyrights and applications therefor of the Pledgor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.

SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Copyright Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement ) or the Term Collateral Documents (as defined in the Intercreditor Agreement ), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the ABL Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Copyright Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

NORCRAFT COMPANIES, L.P., as Pledgor

	By:	NORCRAFT GP, L.L.C.,
its General Partner

By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

EXHIBIT 3

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of November 14, 2013, by NORCRAFT COMPANIES, L.P., a Delaware limited partnership, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a U.S. Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the ABL Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a) registered Patents and applications of the Pledgor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Patent Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement ) or the Term Collateral Documents (as defined in the Intercreditor Agreement ), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the ABL Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Patent Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

NORCRAFT COMPANIES, L.P., as Pledgor

	By:	NORCRAFT GP, L.L.C.,
its General Partner

By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 4

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of November 14, 2013 by NORCRAFT COMPANIES, L.P., a Delaware limited partnership, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a U.S. Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the ABL Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a) registered Trademarks and applications therefor of the Pledgor listed on Schedule I attached hereto;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.

SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Trademark Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement ) or the Term Collateral Documents (as defined in the Intercreditor Agreement ), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the ABL Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Trademark Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

NORCRAFT COMPANIES, L.P., as Pledgor

	By:	NORCRAFT GP, L.L.C.,
its General Partner

By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK